Exhibit 4.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated April 29, 2009, in this Registration Statement (Form S-6 No. 333-158415) of Smart Trust, Enhanced Value Trust (2009 Series B).

/s/ GRANT THORNTON LLP
GRANT THORNTON LLP

New York, New York
April 29, 2009